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                                       Exhibit No. 99(b)(8)(i)(d)

        (DFA Investment Dimensions Group Inc. letterhead)



                              February __, 1996


Mr. Valentine Ferrick
Mellon Trust
Princess House
Bush Lane
London EC4R OAN
ENGLAND

          Re:  Custody Agreement Between DFA Investment
               Dimensions Group Inc. and Boston Safe
               Deposit and Trust Company

Dear Mr. Ferrick:

          DFA Investment Dimensions Group Inc., a Maryland corporation and an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") (the "Client"), has retained Boston Safe Deposit and Trust Company (the "Custodian") to provide certain custodial services pursuant to a Custody Agreement between the Client and the Custodian dated as of July 22, 1991 (the "Agreement"). The Custodian presently provides such services to several Portfolios of the Client (the "Covered Portfolios").

          The Client has recently organized a new Portfolio, designated "DFA Two-Year Global Fixed Income Portfolio" (the "New Portfolio") and the Client and the Custodian hereto desire that the Custodian provide the New Portfolio with the same services that the Custodian provides the Covered Portfolios pursuant to the Agreement. Section 1(i) of the Agreement provides that any new Portfolio created and designated by the Client may become subject to the Agreement by the mutual consent of the Client and the Custodian.

          The Client and the Custodian hereby consent to and agree to the Custodian providing custodial services to the New Portfolio pursuant to the Agreement. Pursuant to Section 3(b) of the Agreement, the parties have agreed upon the compensation for the Custodian acting as custodian for the New Portfolio reflected in the attached Fee Schedule, dated and signed by an officer of each party. The attached Fee Schedule shall be attached to Schedule A of the Agreement.


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          In all other respects, the Agreement shall remain
unchanged and in full force and effect.


                         Sincerely,

                         DFA INVESTMENT DIMENSIONS GROUP INC.



                         By:_____________________________________

                         Title:__________________________________



ACCEPTED AND AGREED
this ____ day of
__________, 1996:

BOSTON SAFE DEPOSIT AND TRUST COMPANY



By:_________________________________

Title:______________________________


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                             FEE SCHEDULE


                                                  Safe Custody Fee
Country             Transaction Charge (U.S. $)   (basis points/year)

Australia                     100.00                    5
Austria                        45.00                    9
Belgium                        75.00                    9
Canada                         30.00                    3
Cedel                          30.00                    3
Denmark                        60.00                   15
Euroclear                      35.00                    3
Finland                        80.00                   20
France                         45.00                    5
Germany                        45.00                    5
Hong Kong                     120.00                   10
India                         150.00                   60
Italy                          90.00                    5
Japan                          45.00                    5
Korea                          40.00                   15
Malaysia                       90.00                   15
Netherlands                    25.00                    6
New Zealand                   100.00                   15
Norway                         80.00                    9
Singapore                     150.00                   15
Spain                          40.00                    5
Switzerland                    65.00                    9
Sweden                         50.00                    7
Taiwan                         45.00                   20
United Kingdom                 22.00                    4
USA                            30.00                    2



Transaction Repair       $25

Funds Transfer           $25



DFA INVESTMENT DIMENSIONS               BOSTON SAFE DEPOSIT AND
  GROUP INC.                              TRUST COMPANY



By:____________________________         By:____________________________

Date:__________, 1996                   Date:__________, 1996